Exhibit 23.1

Consent of Hansen, Barnett & Maxwell, Certified Public Accountants


HANSEN, BARNETT & MAXWELL                                    (801) 532-2200
A Professional Corporation                                 Fax (801) 532-7944
CERTIFIED PUBLIC ACCOUNTANTS                           5 Triad Center, Suite 750
                                                      Salt Lake City, Utah 84180
                                                                 www.hbmcpas.com







               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




To the Board of Directors
Benacquista Galleries, Inc.


As independent certified public accountants, we hereby consent to the use of our report dated July 23, 2003 with respect to the financial statements of Benacquista Galleries, Inc. included in this Registration Statement on Form SB-2/A, and consent to the use of our name in the "Experts" section of this Registration Statement.




                                                      HANSEN, BARNETT & MAXWELL


Salt Lake City, Utah
November 6, 2003